UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant	[X]
Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under §240.14a-12

VISLINK TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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[ ]	Fee paid previously with preliminary materials.

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101 Bilby Road, Suite 15, Building 2

Hackettstown, NJ 07840

(908) 852-3700

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on June 21, 2021

The Notice of Annual Meeting and Proxy Statement

are available at: https://www.cstproxy.com/vislink/2021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 21, 2021

To the Stockholders of Vislink Technologies, Inc.:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (the “Annual Meeting”) of Vislink Technologies, Inc., a Delaware corporation (the “Company”, “we”, “us” and “our”), will be held on June 21, 2021 virtually via the Internet at https://www.cstproxy.com/vislink/2021 at 9:00 a.m. (Eastern Time), for the following purposes:

1.

To elect six (6) members of the Company’s Board of Directors (the “Board”), each to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal No. 1”).

2.	To consider and vote on a proposal to ratify the Board’s selection of Marcum LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2021 (“Proposal No. 2”).

The foregoing items of business are more fully described in the Proxy Statement that is a part of this Notice (the “Proxy Statement”). Only stockholders of record of our Common Stock at the close of business on April 26, 2021 (the “Record Date”), will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast on the internet. No physical meeting will be held.

If your shares are registered in your name with Continental Stock Transfer & Trust Company (“Continental”), the Company’s transfer agent, and you wish to attend the online-only virtual meeting, go to https://www.cstproxy.com/vislink/2021, enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to preregister for the online meeting” link at the top of the page. Just prior to the start of the meeting you will need to log back into the meeting site using your control number. Pre-registration is recommended but is not required in order to attend.

Beneficial stockholders who wish to attend the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to our transfer agent, Continental Stock Transfer (“Continental”), proxy@continentalstock.com. Beneficial stockholders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the online-only meeting. After contacting Continental, a beneficial holder will receive an e-mail prior to the meeting with a link and instructions for entering the virtual meeting. Beneficial stockholders should contact Continental at least five business days prior to the meeting date.

All of our stockholders are cordially invited to attend the Annual Meeting. Your vote is important regardless of the number of shares that you own. Whether or not you expect to attend the Annual Meeting, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares of Common Stock. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Hackettstown, New Jersey	By Order of the Board of Directors,

May 4, 2021	/s/ Susan Swenson
	Name:	Susan Swenson
	Title:	Chairman of the Board of Directors

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

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PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

In this Proxy Statement, Vislink Technologies, Inc., a Delaware corporation, is referred to as the “Company,” “we,” “us” and “our.”

Information Concerning the Proxy Materials and the Annual Meeting

Proxies are being solicited by our board of directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m. (Eastern Time) on June 21, 2021, via the Internet at https://www.cstproxy.com/vislink/2021, and at any adjournment thereof. Your vote is very important. For this reason, our Board is requesting that you permit your common stock, par value $0.00001 per share, of the Company (the “Common Stock”), to be represented at the Annual Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Notices of Internet availability of proxy materials will be first mailed to stockholders on or about May 4, 2021.

Only stockholders of record as of the close of business on April 26, 2021, (the “Record Date”) of our Common Stock will be entitled to notice of, and to vote at, the Annual Meeting. As of April 26, 2021, 45,652,249 shares of Common Stock were issued and outstanding. Holders of Common Stock are entitled to one vote per share held by them. Stockholders may vote electronically at the Annual Meeting or by proxy. However, granting a proxy does not in any way affect a stockholder’s right to vote electronically at the Annual Meeting. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Annual Meeting and voting electronically.

Carleton M. Miller and Susan Swenson are named as attorneys-in-fact in the proxy. Mr. Miller is our Chief Executive Officer. Ms. Swenson is our Chairman of the Board of Directors. Mr. Miller or Ms. Swenson will vote all shares of Common Stock represented by properly executed proxies returned in time to be counted at the Annual Meeting, as described below under “Voting Procedures”. Where a vote has been specified in the Proxy Statement with respect to the matters identified in the notice of the Annual Meeting, the shares of Common Stock represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares of Common Stock will be voted as recommended by our Board of Directors on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Annual Meeting.

Our stockholders will consider and vote upon (i) a proposal to elect six (6) members of the Board, each to serve until the 2022 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal (“Proposal No. 1”); and (ii) a proposal to ratify the Board’s selection of Marcum LLP as our independent registered public accountants for the fiscal year ending December 31, 2021 (“Proposal No. 2”). Stockholders also will consider and act upon such other business as may properly come before the Annual Meeting.

Voting Procedures and Vote Required

Mr. Miller and/or Ms. Swenson will vote all shares of Common Stock represented by properly executed proxies returned in time to be counted at the Annual Meeting. The presence, in person or by proxy, of at least one-third (1/3) of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares of Common Stock represented by proxies which contain an abstention, as well as “broker non-vote” shares of Common Stock (described below) are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting but will not be counted in favor of any of the proposal in the Proxy Statement. Accordingly, an abstention with respect to any proposal in this Proxy Statement will have the same effect as a vote “AGAINST” such proposal.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.

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Vote Required for Election of Directors (Proposal No. 1). Our Certificate of Incorporation does not authorize cumulative voting. Our amended and restated by-laws (our “By-laws”) provide that directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the six (6) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares of Common Stock that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares of Common Stock present at the Annual Meeting that are not voted for a particular nominee or shares of Common Stock present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required for Ratification of Independent Registered Public Accountants (Proposal No. 2). The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter will be required to ratify the Board’s selection of Marcum LLP as our independent registered public accountants for the fiscal year ending December 31, 2021.

With respect to “routine” matters, a bank, brokerage firm, or other nominee has the authority (but is not required) under the rules governing self-regulatory organizations (“SRO Rules”), including the NYSE, to vote its clients’ shares if the clients do not provide instructions. When a bank, brokerage firm, or other nominee votes its clients’ shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR, AGAINST or ABSTAINING with respect to such routine matters. Proposal No. 2 is considered a “routine” matter.

With respect to “non-routine” matters, a bank, brokerage firm, or other nominee is not permitted under the SRO Rules to vote its clients’ shares if the clients do not provide instructions. The bank, brokerage firm, or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting, but not for determining the number of shares voted FOR, AGAINST, ABSTAINING or WITHHELD FROM such non-routine matters. Proposal No. 1 is considered a “non-routine” matter.

Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum but are not counted in the calculation of the vote.

Votes at the meeting will be tabulated by one or more inspectors of election appointed by the Company’s Chief Executive Officer or Chairman of the Board

Notice and Access

Under the “notice and access” rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. As a result, the Company intends to mail a notice of Internet availability of proxy materials on or about May 4, 2021 to all stockholders of record entitled to vote at the Annual Meeting. The notice contains instructions on how to access our proxy materials, including our proxy statement and our annual report. The notice also instructs you on how to access your proxy card to vote through the internet or by telephone. The notice is not a proxy card and cannot be used to vote your shares.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help minimize the environmental impact of the Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Delivery of Documents to Security Holders Sharing an Address

We will send only notice of Internet availability of proxy materials to our stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, we will deliver promptly upon written or oral request a separate notice to a stockholder at a shared address to which a single notice was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which we should direct the additional notices, to the Company’s Secretary at 101 Bilby Road, Suite 15, Building 2, Hackettstown, NJ 07840, telephone: (908) 852-3700.

If multiple stockholders sharing an address have received one notice and would prefer that we mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple notices and would prefer that we mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to our principal executive offices.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 1, 2021, information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
●	each of our named executive officers;
●	each of our directors; and
●	all of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the U.S. Securities and Exchange Commission (the “SEC’) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within sixty (60) days of April 1, 2021. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable.

Common Stock subject to stock options currently exercisable or exercisable within sixty (60) days of April 1, 2021, are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Vislink Technologies, Inc., 101 Bilby Road, Suite 15, Building 2, Hackettstown, NJ 07840.

Name and Address of Beneficial Owner:	Amount and Nature of Beneficial Ownership	Percent of Common Stock(1)
5% Stockholders:
CVI Investments, Inc.(2)	3,030,302	6.6%
Ayrton Capital LLC(3)	3,030,304	6.6%
Empery Asset Management, LP(4)	3,030,304	6.6%

Named Executive Officers and Directors:
Jude T. Panetta(5)	11,763	*
Ralph Faison	10,929	*
General James T. Conway(6)	13,813	*
Susan Swenson(7)	12,935	*
Carleton M. Miller(8)	119,749	*
Brian K. Krolicki	10,929	*
Michael Bond(9)	46,927	*
Roger G. Branton	2,256	*
All Executive Officers and Directors as a Group (9 Persons):	229,301	*

* Less than 1%

(1)

Based on 45,652,249 shares of Common Stock issued and outstanding as of April 1, 2021. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within sixty (60) days of April 1, 2021, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)	Based on a Schedule 13G filed February 24, 2021. The address of CVI Investments, Inc. is P.O. Box 309GT Ugland House, South Church Street, George Town, Grand Cayman KY1-1104.
(3)	Based on a Schedule 13G filed February 16, 2021. The address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.
(4)	Based on a Schedule 13G filed February 10, 2021. The address of Empery Asset Management, LP is 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.
(5)	Includes 834 options to purchase Common Stock.
(6)	Includes 1,250 options to purchase Common Stock.
(7)	Includes 834 options to purchase Common Stock.
(8)	Consists of options to purchase Common Stock.
(9)	Consists of options to purchase Common Stock.

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ELECTION OF DIRECTORS

(Proposal No. 1)

The following individuals have been nominated as members of our Board, each to serve until the 2022 Annual Meeting, until their successors are elected and qualified or until their earlier resignation or removal. Pursuant to Delaware law and our By-laws, directors are to be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

This means that the six (6) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares of Common Stock that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares of Common Stock present at the Annual Meeting that are not voted for a particular nominee or shares of Common Stock present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Information about each nominee, including required biographical data for at least the last five (5) years, follows. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares of Common Stock that they represent for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

Name of Director	Age	Director Since
Carleton M. Miller	57	January 15, 2020
Susan Swenson	72	October 31, 2018
General James T. Conway	73	January 6, 2015
Jude T. Panetta	61	May 1, 2019
Ralph Faison	62	January 1, 2020
Brian K. Krolicki	60	February 1, 2020

Carleton M. Miller, Chief Executive Officer, President and Director

Mr. Miller has served as Chief Executive Officer and a member of the Board since January 2020, and as President since March 2020. From 2010 to 2016, Mr. Miller was a co-founder, chief executive officer, president and a member of the board of directors of BLiNQ Networks, Inc. (“BLiNQ”), an innovator of wireless connectivity solutions for the communications market. Mr. Miller launched BLiNQ with a vision to create a new market category for mobile operators to build scalable high-density wireless broadband networks. He raised approximately $35 million from venture capital and individual investors over three accretive rounds. BLiNQ was sold to Communications Components, Inc. in November 2016.

Mr. Miller received his B.S. in industrial engineering from the University of Missouri in 1985, his M.B.A. in finance and marketing from Rockhurst College in 1989, and completed the corporate finance program at the London Business School in 1995.

Susan Swenson, Chairman of the Board

Ms. Swenson has served as Chairman of the Board since October 2018. Ms. Swenson has several decades of operating experience in wireless telecom, video technologies and digital media, as well as telematics and small business software. Since March 2019, Ms. Swenson has served on the board of Sonim Technologies Inc. (Nasdaq: SONM), where she currently chairs the compensation committee. Since February 2012, Ms. Swenson has served on the board of Harmonic, Inc. (Nasdaq: HLIT), a video delivery and media company, where she is chair of the governance & nominating committee. From August 2012 to August 2018, Ms. Swenson served on the board of FirstNet, an independent authority within the NTIA/Department of Commerce responsible for establishing a single nationwide public safety broadband network, and was chair of the board from 2014 to 2018. From December 2015 to June 2017, Ms. Swenson served as Chairperson and Chief Executive Officer of Inseego Corporation (formerly Novatel Wireless; Nasdaq: INSG), a wireless internet solutions and telematics provider, and served as the board chairperson from April 2014 to June 2017. From February 2004 to October 2005, Ms. Swenson served as the President and Chief Operating Officer of T-Mobile US, Inc. From 1999 to 2004, Ms. Swenson served as President of Leap Wireless International, Inc., and Chief Executive Officer of Cricket Communications, Inc., a prepaid wireless service provider and subsidiary of Leap. Ms. Swenson also served as Chief Executive Officer of Sage North America from 2008 to 2011. Ms. Swenson previously served on the board of directors of Wells Fargo from November 1994 to December 2017. Ms. Swenson received a B.A. in French from San Diego State University.

Mr. Swenson was selected to serve on our Board based on her extensive experience with technology and networking companies and broad experience in the telecommunications industry.

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General James T. Conway, Director

General Conway is a retired General in the United States Marine Corps who served as the 34th Commandant of the Marine Corps from 2006 through his retirement in 2010 and concurrently as a member of the Joint Chiefs of Staff. Prior to being named Commandant, Mr. Conway served as Director of Operations (J-3) on the Joint Chiefs of Staff. Among his previous postings were Commanding General of I Marine Expeditionary Force from 2002 through 2004 (which involved two combat tours in Iraq), Commanding General of the 1st Marine Division, and President of the Marine Corps University.

General Conway was selected to serve on our Board based on his significant experience assessing and implementing military technology operations.

Jude T. Panetta, Director

Jude Panetta was most recently with Hale Capital as an Operating Partner from 2017 to 2019. Prior to Hale Capital, he had a 30 plus year career leading technology companies in the Telecommunications, Satellite, Wireless and Power Industries. From 2013 to 2017, Mr. Panetta served as Vice President of Strategy and Technology at Comtech TCS, and prior to that he served as Vice President of Government Systems at TeleCommunication Systems Inc.; President and Chief Executive Officer of ASC Signal Corporation; Group President of Andrew Corp.; Vice President and General Manager of Andrew Corp’s radio frequency power amplifier business; VP of Operations at Celiant (acquired by Andrew Corp.), VP of Operations at Adtran Corp.; and Director of Operations at Exide Electronics Corporation. During his career, Mr. Panetta has held a leading role in over a dozen acquisitions and divestitures. He is a Graduate of GE’s Manufacturing Management Program and holds a Bachelor of Science (BS) in Mechanical Engineering from the University of Virginia. Mr. Panetta recently retired from serving as a Lieutenant in the St. James, NC Fire Department.

Mr. Panetta was selected to serve on our Board based on his operating background in the satellite and telecom industries as well as his broad experience in operations and finance.

Ralph Faison, Director

Mr. Faison currently serves as Chairman of Arlo Technologies, Inc., a home automation company that offers a cloud-based platform with a variety of connected devices. Mr. Faison served on the board of directors of NETGEAR from August 2003 to August 2018. Mr. Faison currently is a private investor. Mr. Faison previously served as a director of Amber Road, Inc., a cloud-based global trade management software-as-a-service (SaaS) provider.` From January 2011 to July 2014, Mr. Faison served as the President and Chief Executive Officer and chair of the board of directors of Pulse Electronics Corporation, a public company and manufacturer of electronic components. From February 2003 through December 2007, Mr. Faison served as Chief Executive Officer of Andrew Corporation, a public company and a manufacturer of communications equipment and systems. He also served at various times as President, Chief Operating Officer, and Director at Andrew Corporation. From June 2001 to June 2002, Mr. Faison was President and Chief Executive Officer of Celiant Corporation, a manufacturer of power amplifiers and wireless radio frequency systems, which was acquired by Andrew Corporation. From October 1997 to June 2001, Mr. Faison was Vice President of the New Ventures Group at Lucent Technologies, a communications service provider, and from 1995 to 1997, he was Vice President of advertising and brand management at Lucent. Prior to joining Lucent, Mr. Faison also held various positions at AT&T, a voice and data communications company, including as Vice President and General Manager of AT&T’s wireless business unit and manufacturing Vice President for its consumer products unit in Bangkok, Thailand. Mr. Faison received an undergraduate degree from Georgia State University and a graduate degree from Stanford University.

Mr. Faison has extensive experience in leading and managing large international companies. He is well versed in the complex manufacturing and distribution systems that today’s multinational companies implement. Mr. Faison, as a recent public company chair and chief executive officer, is able to advise the Company on many aspects of public company governance and management and is qualified to serve as a member of our Board.

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Brian Krolicki, Director

Mr. Krolicki has extensive experiences in both the public and private sectors, and has served as a director or member of the advisory board in various companies. Mr. Krolicki was the Lieutenant Governor of the State of Nevada from 2007 to 2014 and the State Treasurer of the State of Nevada from 1999 to 2006. Mr. Krolicki also served in a wide variety of critical positions, including Chairman of the Nevada Commission on Economic Development and President of the Nevada State Senate. During his tenure as State Treasurer, Nevada became the first state treasury to receive the Certificate of Excellence in Investment Policy. In 2004, Brian was honored with the prestigious Award for Excellence in Public Finance and, in the same year, earned the distinction the nation’s “Most Outstanding State Treasurer.” Since May 2020, Mr. Krolicki has been a member of the board of Faraday Future, a global shared intelligent mobility ecosystem company slated to merge with Property Solutions Acquisition Corp. (NASDAQ: PSAC). Since February 2016, he has been a member of the board (and audit committee chair) of Nevada Nanotech Systems. He is also the director of government relations of Customer Engagement Technologies, a payment solutions company in partnership with JPMorgan Chase. Mr. Krolicki holds a B.A. degree in Political Science from Stanford University.

Mr. Krolicki was selected to serve on our Board based on his extensive experience in the financial and public contracting sectors. Our Board has nominated Mr. Krolicki to continue to serve as a director due to, among other things, his knowledge of the political process on both the state and federal level.

Vote Required and Recommendation

Our Certificate of Incorporation does not authorize cumulative voting. Our By-laws provide that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the six (6) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares of Common Stock that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares of Common Stock present at the Annual Meeting that are not voted for a particular nominee or shares of Common Stock present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality

At the Annual Meeting a vote will be taken on a proposal to approve the election of each of the six (6) director nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE FOR THE ELECTION OF EACH OF THE SIX (6) DIRECTOR NOMINEES.

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CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director.

Our Board currently consists of six (6) members: Carleton M. Miller, Susan Swenson; Jude T. Panetta; General James T. Conway, Ralph Faison and Brian K. Krolicki. All of our directors will serve until our next Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Director Independence

As we are listed on the Nasdaq Capital Market, our determination of independence of directors is made using the definition of ”independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of the Nasdaq Stock Market LLC (“Nasdaq”) (“Nasdaq Rule 5605(a)(2)”). As of the date of this Proxy Statement, our Board affirmatively determined that Susan Swenson, General James T. Conway, Jude T. Panetta, Ralph Faison and Brian K. Krolicki are “independent directors” within the meaning of Nasdaq Rule 5605(a)(2). As of the date of this Proxy Statement, we intend the six (6) director nominees, if all elected, to constitute a majority independent board under Rule 5605(b)(1) of the Marketplace Rules of Nasdaq and as such, we will be in compliance with the Marketplace Rules of Nasdaq.

Board Meetings and Attendance

During fiscal year 2020, the Board held 12 physical and telephonic meetings. No incumbent director attended, either in person or via telephone, fewer than 75% of the aggregate of all meetings of the Board and the committees of the Board on which such director served during the period the director was on the Board or committee. The Board also approved certain actions by unanimous written consent.

Annual Meeting Attendance

It is the Company’s policy to invite and encourage directors and director nominees to attend the Annual Meeting. The 2020 annual meeting of stockholders was attended by each of the directors.

Stockholder Communications with the Board

Stockholders wishing to communicate with the Board, the non-management directors, or with an individual Board member may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to the Company’s Secretary at Vislink Technologies, Inc., 101 Bilby Road, Suite 15, Building 2, Hackettstown, NJ 07840. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

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Board Committees

Our Board has an Audit Committee, a Compensation Committee and a Governance and Nomination Committee. Each committee has a written charter and has the composition and responsibilities described below.

Audit Committee	Compensation Committee	Governance and Nomination Committee
Susan Swenson*	Ralph Faison*	General James T. Conway*
Ralph Faison	Brian K. Krolicki	Jude T. Panetta
General James T. Conway	Jude T. Panetta

*Denotes Chairman of Committee.

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of our Audit Committee are Susan Swenson, Ralph Faison and General James T. Conway. Susan Swenson, Ralph Faison and General James T. Conway are “independent directors” within the meaning of Rule 10A-3 under the Exchange Act and Nasdaq Rule 5605(a)(2). Susan Swenson serves as chairman of our Audit Committee. The Board has determined that each of Susan Swenson and Ralph Faison is an “audit committee financial expert” as defined under Item 5(a)(ii) and (iii) of Regulation S-K.

The Audit Committee oversees our accounting and financial reporting processes and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The specific functions of the Audit Committee include:

●	Selecting an independent registered public accounting firm and overseeing the engagement of such firm;
●	Approving the fees to be paid to the independent registered public accounting firm;
●	Reviewing the independence of our independent registered public accounting firm;
●	Overseeing the integrity of our financial statements;
●	Reviewing any significant changes to our accounting principles and practices;
●	Reviewing and approving all related party transactions; and
●	Overseeing our compliance with legal and regulatory requirements.

In 2020, the Audit Committee held five physical and telephonic meetings.

Compensation Committee

The members of our Compensation Committee are Ralph Faison, Brian K. Krolicki and Jude T. Panetta. Each member of the Compensation Committee is “independent” within the meaning of Nasdaq Rule 5605(a)(2). In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the Board in the discharge of its responsibilities relating to the compensation of the members of the Board and our executive officers. Ralph Faison serves as Chairman of our Compensation Committee.

The Compensation Committee’s compensation-related responsibilities include:

●	Reviewing approving and recommending to our Board on an annual basis the compensation of our Chief Executive Officer, including relevant corporate goals and objectives;
●	Reviewing and approving on an annual basis the performance and compensation of our other executive officers;
●	Reviewing our incentive compensation and other stock-based plans, recommending to our Board any necessary changes, and administering such plans on behalf of the Board;
●	Reviewing and recommending to our Board the compensation of independent directors, including incentive and equity-based compensation; and
●	Selecting and retaining compensation consultants, outside counsel and other advisors as it deems necessary or appropriate.

For executive officers other than the Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the compensation committee by the Chief Executive Officer with respect to individual employee performance. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the compensation committee with input from other independent Board members, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director share ownership information, stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of a compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant to be comparable to us.

In 2020, the Compensation Committee held four physical and telephonic meetings.

8

Governance and Nomination Committee

The members of our Governance and Nomination Committee are General James T. Conway and Jude T. Panetta. Each member of the Governance and Nomination Committee is “independent” within the meaning of Nasdaq Rule 5605(a)(2). The purpose of the Governance and Nomination Committee is to recommend to the Board nominees for election as directors and persons to be elected to fill any vacancies on the Board, develop and recommend a set of corporate governance principles and oversee the performance of the Board. General James T. Conway serves as chairman of our Governance and Nomination Committee.

The Governance and Nomination Committee’s responsibilities include:

●	Recommending to the Board nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the Board;
●	Annually reviewing the director selection criteria contained in the Company’s Corporate Governance Guidelines and recommending to our Board any necessary changes.
●	Annually recommending to the Board the directors to be appointed to each committee of the Board; and
●	Oversee the implementation of and monitor compliance with, the Company’s Corporate Governance Guidelines, and periodically review and recommend any necessary or appropriate changes thereto.

The Governance and Nominations Committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The Governance and Nominations Committee is authorized to retain independent legal and other advisors and conduct or authorize investigations into any matter within the scope of its duties.

The Governance and Nomination Committee will consider candidates proposed by stockholders and will apply the same criteria and follow substantially the same process in considering such candidates as it does when considering other candidates. The Governance and Nomination Committee may adopt, in its discretion, separate procedures regarding director candidates proposed by our stockholders. Director recommendations by stockholders must be in writing, include a resume of the candidate’s business and personal background and include a signed consent that the candidate would be willing to be considered as a nominee to the Board and, if elected, would serve. Such recommendation must be sent to the Company’s Secretary at the Company’s executive offices. When it seeks nominees for directors, our Governance and Nomination Committee takes into account a variety of factors including (a) ensuring that the Board, as a whole, is diverse and consists of individuals with varied and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert”, as that term is defined by the rules of the SEC), local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the ability of the Board to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Governance and Nominations Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the committee’s criteria for membership on the Board whom the committee believes continue to make important contributions to the Board and who consent to continue their service on the Board. The Board has not adopted a formal policy with respect to its consideration of diversity and does not follow any ratio or formula to determine the appropriate mix; rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of Board service. The Governance and Nominations Committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding director candidates proposed by stockholders.

In 2020, the Governance and Nominations Committee held six physical and telephonic meetings.

9

Family Relationships

There are no family relationships between any of the officers or directors of the Company.

Leadership Structure of the Board

The Board does not currently have a policy on whether the same person should serve as both the Chief Executive Officer and Executive Chairman of the Board or, if the roles are separate, whether the Executive Chairman of the Board should be selected from the non-employee directors or should be an employee. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.

Risk Oversight

The Board oversees risk management directly and through its committees associated with their respective subject matter areas. Generally, the Board oversees risks that may affect the business of the Company as a whole, including operational matters. The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting processes and also discusses with management the Company’s financial statements, internal controls and other accounting and related matters. The Compensation Committee oversees certain risks related to compensation programs and the Governance and Nominations Committee oversees certain corporate governance risks. As part of their roles in overseeing risk management, these committees periodically report to the Board regarding briefings provided by management and advisors as well as the committees’ own analysis and conclusions regarding certain risks faced by the Company. Management is responsible for implementing the risk management strategy and developing policies, controls, processes and procedures to identify and manage risks.

Code of Ethics

The Board has adopted a Code of Business Ethics and Conduct (the “Code of Conduct”) which constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable rules of Nasdaq. We require all employees, directors and officers, including our principal executive officer and principal financial officer, to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that these individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity. The Code of Conduct contains additional provisions that apply specifically to our Chief Executive Officer, Chief Financial Officer and other finance department personnel with respect to accurate reporting. The Code of Conduct is available on our website at www.vislink.com. Information contained in our website does not form part of this Proxy Statement and is intended for informational purposes only. The Company will post any amendments to the Code of Conduct, as well as any waivers that are required to be disclosed by the rules of the SEC on such website. Information contained on our website is not a part of, and is not incorporated into, this Proxy Statement, and the inclusion of our website address in this Proxy Statement is an inactive textual reference only.

Employee, Officer and Director Hedging

The Company has adopted a written Insider Trading Policy applicable to all directors, officers and employees. The policy prohibits subject individuals from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Company securities.

10

DIRECTOR COMPENSATION FOR FISCAL YEAR 2020

The Company compensates non-employee directors on our board and its committees for their service. In the fiscal year ended December 31, 2020, each of these directors received compensation as set forth below.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
Jude T. Panetta	26,200	40,491	—	—	—	—	66,691

Richard Mooers	18,250		—	—	—	—	18,250	(1)

General James T. Conway	29,117	40,491		—	—	—	69,608

George F. Schmitt	18,250		—	—	—	—	18,250	(1)

Susan Swenson	39,147	40,491	—	—	—	—	79,638

Ralph Faison	22,775	40,491	—	—	—	—	63,266

Brian K. Krolicki	15,925	40,491	—	—	—	—	56,416

(1)	Mr. Mooers and Mr. Schmitt retired from the board upon completion of their terms as directors on June 30, 2020.

Narrative to Director Compensation Table

The Company’s director compensation policy is intended to provide a total compensation package that enables the Company to attract and retain qualified and experienced individuals to serve as directors and to align its directors’ interests with those of its stockholders.

Annual Cash Compensation

The Company pays each of its non-employee directors a cash retainer for service on the Board. The chairman of the Board and of each committee and each committee member receives an additional retainer for such service. The retainers paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member are as follows:

Annual Board Service Retainer
All non-employee directors	$30,000
Non-executive Chairman of the Board	$25,000
Annual Committee Chair Service Retainer (in place of Annual Committee Member Service Retainer below)
Chair of the Audit Committee	$10,000
Chair of the Compensation Committee	$7,500
Chair of the Governance & Nominations Committee	$5,500
Annual Committee Member Service Retainer
Audit Committee	$5,000
Compensation Committee	$4,000
Governance & Nominations Committee	$3,000

In April 2020, the Company reduced cash payments under its director compensation policy by 40%. Full payment was reinstated effective January 1, 2021.

Annual Equity Compensation

Each non-employee director receives an annual equity award of restricted stock valued at $40,000. All annual awards vest in a single installment on the next annual meeting of stockholders, subject to earlier vesting in the case of a change of control.

11

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our current executive officers are:

Name	Age	Position
Carleton M. Miller	57	Chief Executive Officer and President
Michael Bond	64	Chief Financial Officer and Treasurer
Belinda Marino	61	Secretary

Biographical information about Carleton M. Miller appears above on page 4.

Michael Bond

Mr. Bond has served as a consultant to several companies since 2016, including to the Company since January 27, 2020. He was the Chief Financial Officer of Pulse Electronics Corporation (“Pulse”) from 2013 until 2016. Prior to such time, Mr. Bond held the positions of Vice President and Treasurer of Pulse from 2011 to 2013. From 2008 to 2011, Mr. Bond was Senior Consultant and Principal at Clear Strategic Solutions, Inc., a financial and corporate development consulting firm. Mr. Bond is an experienced financial executive with over 30 years of experience, including as Head of Corporate Development and Mergers and Acquisitions at Lucent Technologies, and held similar roles at Avaya and AT&T. Mr. Bond has also held the positions of Senior Auditor at Deloitte, and Corporate Controller and VP of Finance at the Brookwood Companies, Inc. and at Bellwether, Inc.

Belinda Marino

Ms. Marino has served as Secretary since August 2013. Ms. Marino is also an employee of the Company serving as the Director of Human Resources since 2006. In addition to the above, Ms. Marino has ongoing responsibilities for functions that include corporate banking activities and corporate governance. Ms. Marino earned a PHR (Professional in Human Resources) Certificate from the HR Certification Institute in 2009.

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EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Years 2020 and 2019

The following table sets forth all plan and non-plan compensation for the last two completed fiscal years paid to all individuals who served as the Company’s principal executive officer (“PEO”) or acted in a similar capacity and the Company’s two other most highly compensated executive officers during the last completed fiscal year, as required by Item 402(m)(2) of Regulation S-K of the Securities Act. We refer to all of these individuals collectively as our “Named Executive Officers.”

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Roger G. Branton	2020	108,924		—	—	—	—	—	7,272	(2)	116,196
former Chief Executive Officer, former Chief Financial Officer(1)	2019	350,000		56,000	—	77,747	—	—	27,110	(2)	510,857
Carleton M. Miller	2020	225,923		—	—	614,312	—	—	1,568	(4)	841,803
Chief Executive Officer	2019	—		—	—	—	—	—	—		—
Michael C. Bond	2020	158,229	(5)	—	—	154,437	—	—	5,758	(6)	318,424
Chief Financial Officer	2019	—		—	—	—	—	—	—		—

(1)	Effective March 31, 2020, Mr. Branton resigned as Chief Executive Officer and Chief Financial Officer.

(2)

$7,272 of medical and dental insurance premiums were paid by the Company during fiscal year 2020 for the benefit of Mr. Branton. $27,110 of medical and dental insurance premiums were paid by the Company during fiscal year 2019 for the benefit of Mr. Branton.

(3)

Amounts relate to grants of stock options made under the 2015 and 2016 Incentive Compensation Plans. With respect to each stock option grant, the amounts disclosed generally reflect the grant date fair value computed in accordance with FASB ASC Topic 718 “Stock Compensation.”

(4)	$1,568 of insurance premiums were paid by the Company during fiscal year 2020 for the benefit of Mr. Miller.

(5)	Includes $39,960 of income as a contractor to the Company before joining the Company on April 1, 2020 as Chief Financial Officer.

(6)	$4,648 of medical insurance premiums and $1,110 of other insurance premiums were paid by the Company during fiscal year 2020 for the benefit of Mr. Bond.

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Employment Agreements

Carleton M. Miller

On January 22, 2020, the Company entered into an employment agreement with Carleton M. Miller in connection with his appointment as Chief Executive Officer of the Company (the “Miller Employment Agreement”). Pursuant to the Miller Employment Agreement, Mr. Miller will receive an annual base salary of $330,000 per year, and an annual cash bonus in accordance with the terms of any annual cash bonus incentive plan maintained for the Company’s key executive officers. Pursuant to the Miller Employment Agreement, Mr. Miller received an inducement award of a time-based option to purchase 359,247 shares of Common Stock under Nasdaq Listing Rule 5653(c)(4) outside of the Company’s existing equity compensation plans (the “Miller Time-Based Option”), 25% of which vested on January 22, 2021 and the remaining 75% of which vest in substantially equal monthly installments over the 36-month period following such date, subject to Mr. Miller’s continued employment by the Company on the applicable vesting date. Pursuant to the Miller Employment Agreement, Mr. Miller also received an inducement award of a performance-based option to purchase 250,000 shares of Common Stock under Nasdaq Listing Rule 5653(c)(4) outside of the Company’s existing equity compensation plans (the “Miller Performance-Based Option”). The Miller Performance-Based Option will vest in three equal tranches of 83,333 shares upon the Company’s attainment, on or before the fifth anniversary of January 22, 2020, of specified cumulative EBITDA performance conditions, subject in each case to Mr. Miller’s continued employment by the Company on the applicable vesting date. The Miller Time-Based Option and the Miller Performance-Based Option both have exercise prices of $1.71 per share.

As Mr. Miller’s employment is on an “at-will” basis, the Company or Mr. Miller may terminate the employment relationship at any time, with or without Cause (as defined in the Miller Employment Agreement). Upon Mr. Miller’s termination of employment for any reason, Mr. Miller will be entitled to receive a lump sum payment equal to the sum of his earned but unpaid base salary through his termination date plus his accrued but unused vacation days through his termination date, and any other benefits or rights Mr. Miller has accrued or earned through his termination date in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company (the “Accrued Obligations”).

In addition, if Mr. Miller’s employment with the Company is terminated by the Company without Cause (as defined in the Miller Employment Agreement), or by Mr. Miller for Good Reason (as defined in the Miller Employment Agreement), then in addition to the Accrued Obligations, Mr. Miller will receive the following, subject to his execution of a release of the Company: (i) the annual bonus, if any, Mr. Miller earned (based on actual performance) for the fiscal year ended prior to his termination date; (ii) the annual bonus, if any, that Mr. Miller would have earned (based on actual performance) for the fiscal year that includes his termination date, pro-rated to reflect services performed for the portion of the fiscal year that precedes his termination date; (iii) base salary continuation (determined without regard to any reduction in base salary that constitutes Good Reason) in accordance with the Company’s payroll practices for a period of 18 months following Mr. Miller’s termination date, provided that if Mr. Miller’s employment is terminated by the Company without Cause or he resigns for Good Reason within 13 months after a Change in Control of the Company (as defined in the Miller Employment Agreement) Mr. Miller will receive 1.5 times the sum of his base salary and target annual bonus, payable in installments over 18 months in accordance with the Company’s payment practices; and (iv) reimbursement for COBRA premiums, if any, paid by Mr. Miller for such continuation coverage for himself, his spouse and dependents under the Company’s group health, dental and vision plans for 18 months or until such COBRA continuation coverage otherwise expires.

Michael Bond

On February 27, 2020, the Company entered into an employment agreement with Michael Bond in connection with his contemplated employment as Chief Financial Officer of the Company, effective as of April 1, 2020 (the “Bond Employment Agreement”). Pursuant to the Bond Employment Agreement, Mr. Bond will receive an annual base salary of $250,000 per year, and an annual cash bonus in accordance with the terms of any annual cash bonus incentive plan maintained for the Company’s key executive officers. Pursuant to the Bond Employment Agreement, Mr. Bond received an inducement award of stock options to purchase a quantity of shares equal to one percent of the Company’s fully diluted outstanding shares of its Common Stock as of April 1, 2020 under Nasdaq Listing Rule 5635(c)(4) outside of the Company’s existing equity compensation plans (the “Bond Inducement Options”). The per share exercise price of the Bond Inducement Options is $0.96. 25% of the Bond Inducement Options vested and became exercisable on April 1, 2021 and the remaining 75% of the Bond Inducement Options vest in substantially equal monthly installments over the thirty-six (36) month period thereafter, provided that Mr. Bond remains in continuous employment with the Company through the respective vesting date.

As Mr. Bond’s employment is on an “at-will” basis, the Company or Mr. Bond may terminate the employment relationship at any time, with or without Cause (as defined in the Bond Employment Agreement). Upon Mr. Bond’s termination of employment for any reason, Mr. Bond will be entitled to receive a lump sum payment equal to the sum of his earned but unpaid base salary through his termination date plus his accrued but unused vacation days through his termination date, and any other benefits or rights that Mr. Bond has accrued or earned through his termination date in accordance with the terms of the applicable fringe or employee benefit plans and programs of the Company (the “Accrued Obligations”).

In addition, if Mr. Bond’s employment with the Company is terminated by the Company without Cause (as defined in the Bond Employment Agreement), or by Mr. Bond for Good Reason (as defined in the Bond Employment Agreement), then in addition to the Accrued Obligations, Mr. Bond will receive the following, subject to his execution of a release of the Company: (i) the annual bonus, if any, that Mr. Bond earned (based on actual performance) for the fiscal year ended prior to his termination date; (ii) the annual bonus, if any, that Mr. Bond would have earned (based on actual performance) for the fiscal year that includes his termination date, pro-rated to reflect services performed for the portion of the fiscal year that precedes his termination date; (iii) base salary continuation (determined without regard to any reduction in base salary that constitutes Good Reason) in accordance with the Company’s payroll practices for a period of 12 months following Mr. Bond’s termination date, provided that if Mr. Bond’s employment is terminated by the Company without Cause or he resigns for Good Reason within 13 months after a Change in Control of the Company (as defined in the Bond Employment Agreement) Mr. Bond will receive the sum of his base salary and target annual bonus, payable in installments over 12 months in accordance with the Company’s payment practices; and (iv) reimbursement for COBRA premiums, if any, paid by Mr. Bond for such continuation coverage for himself, his spouse and dependents under the Company’s group health, dental and vision plans for 12 months or until such COBRA continuation coverage otherwise expires.

14

Outstanding Equity Awards as of December 31, 2020

The following table presents information regarding the outstanding options held by our Named Executive Officers as of December 31, 2020:

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)
Carleton M. Miller(1)	—	359,247	1.71	1/22/2030	—	—
Michael C. Bond (2)	—	160,892	0.96	4/1/2030	368,715	486,703.80

(1)

25% of Mr. Miller’s inducement award of options vested on January 22, 2021 and the remaining 75% vests in substantially equal monthly installments over the 36-month period following such date, subject to Mr. Miller’s continued employment by the Company on each applicable vesting date.

(2)	25% of Mr. Bond’s inducement award of options vested on April 1, 2021 and the remaining 75% vests in substantially equal monthly installments over the thirty-six (36) month period following such date, subject to Mr. Bond’s continued employment by the Company on each applicable vesting date.

Narrative Disclosure to Outstanding Equity Awards Table

The Board authorized cancellation of all of the outstanding options granted under its equity compensation plans, including those held by the Company’s Named Executive Officers because such options were out-of-the-money and the Company is planning to replace those options with incentive compensation on a more cash-based award system. As of the date of this prospectus, none of those options have been cancelled.

15

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information about our equity compensation plans as of December 31, 2020.

	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders:
2013 Long-Term Stock Incentive Plan (1)	375,465	$1.61	139,467
2015 Incentive Compensation Plan (2)	2,258	$93.00	367,508
2016 Employee Stock Purchase Plan (3)	—	$—	1,086,804
2016 Incentive Compensation Plan (4)	16,250	$93.00	2,180,788
2017 Incentive Compensation Plan (5)	31,167	$83.57	75,217
	425,140	$12.01	3,849,784

(1)

The maximum aggregate number of shares of Common Stock that may be issued under the 2013 Option Plan, including stock options, stock awards, and stock appreciation rights is limited to 15% of the shares of Common Stock outstanding on the first trading day of the current fiscal year, or 514,932 shares of Common Stock for fiscal year 2020.

(2)

The maximum aggregate number of shares of Common Stock that may be issued under the 2015 Incentive Compensation Plan, including stock options and stock awards is limited to $513,975 of shares of Common Stock, which based on the closing price of $1.39 of our Common Stock on December 31, 2020, as listed on the Nasdaq Capital Market, was equal to 369,766 shares of Common Stock.

(3)

The maximum aggregate number of shares of Common Stock that may be issued under the 2016 Employee Stock Purchase Plan is limited to $1,510,658 shares of Common Stock, which based on the closing price of $1.39 of our Common Stock on December 31, 2020, as listed on the Nasdaq Capital Market, was equal to 1,086,804 shares of Common Stock.

(4)

The maximum aggregate number of shares of Common Stock that may be issued under the 2016 Incentive Compensation Plan, including stock options and stock awards is limited to $3,053,883 of shares of Common Stock, which based on the closing price of $1.39 of our Common Stock on December 31, 2020, as listed on the Nasdaq Capital Market, was equal to 2,197,038 shares of Common Stock.

(5)	The maximum aggregate number of shares of Common Stock that may be issued under the 2017 Incentive Compensation Plan, including stock options and stock awards is limited to 106,384 of shares of Common Stock.

The Company’s Chief Executive Officer and Chief Financial Officer have each received an option grant that was made outside of the Company’s existing equity compensation plans as an inducement material to the grantee becoming an employee, in accordance with Nasdaq Listing Rule 5635(c)(4). For more information, see above in “Employment Agreements.”

16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, we engaged in no reportable transactions with related persons since the years ended December 31, 2020 and 2019 that involved an amount that exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, other than below. See also “Executive Compensation” for additional information regarding compensation of related parties.

Our Audit Committee considers and approves or disapproves any related person transaction as required by Nasdaq regulations.

MB Technology Holdings, LLC and MB Merchant Group, LLC

On April 29, 2014, the Company entered into a management agreement (the “Management Agreement”) with MB Technology Holdings, LLC (“MBTH”), pursuant to which MBTH agreed to provide certain management and financial services to the Company. The Management Agreement was effective January 1, 2014. Roger G. Branton, the Company’s former Chief Executive Officer and current Chief Financial Officer and a member of the Board of Directors of the Company (who is not standing for re-election), was previously a director of MBTH, George F. Schmitt, a member of the Board of Directors of the Company (who is not standing for re-election) and former Chief Executive Officer and Executive Chairman of the Board, is a director of MBTH, and Richard Mooers, a member of the Board of Directors of the Company (who is not standing for re-election), was previously a director of MBTH. Effective December 31, 2018, Mr. Branton and Mr. Mooers are no longer affiliated with MBTH. The Company agreed to award MBTH a 3% cash success fee if MBTH arranges financing, a merger, consolidation or sale by the Company of substantially all of its assets. On November 29, 2016, the Company and MBTH entered into an acquisition services agreement (the ‘‘M&A Services Agreement’’) pursuant to which the Company engaged MBTH to provide services in connection with merger and acquisition searches, negotiating and structuring deal terms and other related services. The M&A Services Agreement incorporated by reference the terms of the Management Agreement, as well as the Company’s agreement with MBTH on January 12, 2013 to pay MBTH a 3% success fee on any financing arranged for the Company, merger or consolidation of the Company or sale by the Company of substantially all of its assets. The M&A Services Agreement also provided for additional fees owed to MBTH.

On February 16, 2017, the Board amended the terms of the Block Purchase Option in the M&A Services Agreement to allow MBTH the option to acquire 25% of the fully diluted outstanding shares of common stock and warrants of the Company at a price of $2.10 per share and for a five-year term (the “Dilutive Option”).

On December 31, 2018, MBTH terminated the foregoing agreements and services provided to the Company. In connection therewith, we entered into an acquisition services agreement, dated December 29, 2018 (the “MBMG Agreement”) with MB Merchant Group, LLC (“MBMG”). Under the MBMG Agreement, MBMG will continue to provide the services provided by MBTH to the Company. The term of the MBMG Agreement commenced on January 1, 2019 and will renew automatically annually thereafter until sooner terminated by either party on thirty (30) days’ prior written notice. Roger G. Branton and Richard Mooers are the only members and partners of MBMG. Principally, MBMG will receive the following fees and compensation under the MBMG Agreement:

1.

An acquisition fee comprised of the greater of $250,000 or 6% of the total acquisition price for all deals where the total consideration for the acquisition paid by the Company is less than $10 million. For deals which are $10 million to $100 million, the Company will pay MBMG a fee of $600k (for the first $10 million) plus a 4% fee of the excess value over $10 million. For deals which are $100 million to $400 million, the Company will pay MBMG a fee of $4.2 million (for the first $100 million) plus a 2% fee of the excess over $100 million. For deals which are over $400 million, the Company will pay MBMG a fee of $10.2 million plus a 1.1% fee of the excess over $400 million.

2.	A success-based due diligence fee of $250,000, only on successfully closed deals, in addition to any other fees.

3.

The 3% success fee referred to with respect to MBTH above shall be waived on a case by case basis whenever an acquisition fee is more than $1 million. The waiver should be for that part of the financing which is for the acquisition and should not relate to any additional fees raised for the Company above the acquisition price. And such 3% fee was decreased to 2% beginning January 1, 2019.

4.

Should the Company engage an external, independent advisor to value the acquisition, and the result is a higher value than the price MBMG negotiated, then MBMG will receive an additional fee of 5% of such gain. This is to further incent MBMG to help the Company achieve the best value in acquisitions.

5.	Reimbursement for certain expenses.

17

Pursuant to the MBMG Agreement, MBMG shall have the option to convert up to 50% of its fees into common shares of the Company so long as the receivable remains outstanding. The conversion price will be fixed at 110% of the price of the shares on the day of closing or the price in connection with any acquisition financing, whichever is lower. Provided MBMG converts at least 25% of its fees, then the Company agrees to register all of shares in the Company held by MBMG.

MBMG and MBTH separately agreed to split the Dilutive Option effective January 1, 2019. The split was based on present ownership in MBTH and provided that MBMG be willing to accept this assignment to continue such merger and acquisition services to the Company. The Company agreed to allow both MBTH and MBMG to amend the strike price of said options based on any financing consummated in 2019 and such reset to be at the lowest and same price as the Company may agree to in any of its 2019 financings.

Additionally, MBMG would receive a monthly fee of $50,000, and the Company at its sole discretion will have the option to credit such fees against future acquisition fees due each year to the extent it deems that appropriate based on all services received from MBMG.

On February 25, 2020, the Company and MBMG entered into a letter agreement (the “MBMG Letter Agreement”), pursuant to which the Company and MBMG agreed to amend and restate certain of the foregoing service agreements previously entered into with MBMG as well as its predecessor entity (the “MBMG Agreements”). Pursuant to the MBMG Letter Agreement, MBMG has agreed to provide only the following services to the Company: (i) to conduct merger and acquisition searches, negotiating and structuring deal terms and other related services in connection with closing suitable acquisitions for the Company, and (ii) to seek and secure financing for the Company, except in those regions in which the Company had previously appointed a business representative to exclusively seek such opportunities, and subject in each case to prior approval by the Company’s Chief Executive Officer on a case-by-case basis (collectively, the “MBMG Services”). Pursuant to the MBMG Letter Agreement, MBMG will no longer provide strategic planning and financial structuring services or technical consulting services, review patent applications or provide consulting services with respect to certain legal matters.

Pursuant to the MBMG Letter Agreement, in consideration for the MBMG Services, the Company agreed to compensate MBMG through payment of: (i) an acquisition fee equal to (A) the greater of $250,000 or 6% of the total acquisition price for deals in which the total consideration paid by the Company is less than $50 million; (B) $3,000,000 plus 4% of the consideration paid by the Company in excess of $50 million for deals in which the total consideration paid by the Company is between $50 million and $100 million; (C) $5,000,000 plus 2% of the consideration paid by the Company in excess of $100 million for deals in which the total consideration paid by the Company is between $100 million and $400 million; or (D) $10,200,000 plus 1.1% of the consideration paid by the Company in excess of $400 million for deals in which the total consideration paid by the Company exceeds $400 million; (ii) a success-based due diligence fee of $250,000 on successfully closed deals, (iii) a waivable success-based finance fee of 2% of the acquisition price and (iv) an incentive fee of 5% of an external advisor’s higher valuation of an acquisition, with such fees subject to a customary 12-month tail period in the event of termination of the MBMG Letter Agreement. The MBMG Letter Agreement further provides that (x) MBMG shall have the option to convert up to 50% of all such fees into the Company’s common stock so long as a receivable remains outstanding, convertible at a fixed price of 110% of the lower of the price of such shares on the day of closing or such price in connection with any acquisition financing, as applicable; (y) the Company will no longer compensate MBMG through, among other discontinued fees, a $50,000 monthly consulting fee that would have been due pursuant to the MBMG Agreements and (z) in full satisfaction of specified claims arising out of the MBMG Agreements, the Company shall pay MBMG $420,000, with $200,000 to be paid within three days of the execution of the MBMG Letter Agreement and $220,000 to be paid within 30 days of such execution.

18

DELINQUENT 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent (10%) of the Common Stock, to file with the SEC the initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for such reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any failure to file reports by such dates during fiscal year 2020. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the fiscal year ended December 31, 2020, there was no failure to comply with Section 16(a) filing requirements applicable to its executive officers, directors or greater than ten percent (10%) stockholders.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three (3) broad categories:

First, the Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters;

Second, the Audit Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

Third, the Audit Committee reviews financial reporting, policies, procedures, and internal controls of the Company. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Audit Committee met with management and the Company’s outside auditors, including meetings with the Company’s outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the outside auditors. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to the Company’s outside auditors, the Audit Committee, among other things, discussed with Marcum LLP matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the Securities and Exchange Commission.

This Audit Report has been furnished by the Audit Committee of the Board of Directors.

Susan Swenson, Chairman

Ralph Faison

General James T. Conway

19

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(Proposal No. 2)

Marcum LLP (“Marcum”) has served as our independent registered public accounting firm since September 11, 2015 and has been appointed by the Audit Committee of the Board to continue as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

At the Annual Meeting, the stockholders will vote on a proposal to ratify this selection of an independent registered public accounting firm. Even if the selection of Marcum is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interest of the Company and its stockholders. If this ratification is not approved by the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter, the Board will reconsider its selection of an independent registered public accounting firm. Marcum has no interest, financial or otherwise, in the Company. We do not currently expect a representative of Marcum to physically attend the Annual Meeting; however, it is anticipated that a Marcum representative will be available to participate in the Annual Meeting via telephone in the event he or she wishes to make a statement, or in order to respond to appropriate questions.

The following table presents aggregate fees for professional services rendered by Marcum for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2020 and 2019.

	For the Year Ended December 31,
	2020	2019
Audit fees (1)	$295,970	$260,410
Audit-related fees	—	—
Tax fees	29,238	29,238
All other fees	$—	$—
Total fees	$325,208	$260,410

(1)

Audit fees consist of the aggregate fees billed for each of the last two fiscal years for professional services rendered by Marcum for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Qs, or services that are normally provided by Marcum in connection with the Company’s statutory and regulatory filings or engagements for those fiscal years.

(2)	Tax fees include U.S. federal, state and local tax support, and review and preparation of U.S. tax returns.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve interim services by the independent auditors other than the annual audit. The Chairman of the Audit Committee must report all such pre-approvals to the entire Audit Committee at the next Audit Committee meeting.

Vote Required and Recommendation

The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote on the matter will be required to ratify the Board’s selection of Marcum LLP as our independent registered public accountants for the fiscal year ending December 31, 2021.

At the Annual Meeting a vote will be taken on a proposal to ratify the selection of Marcum as our independent registered public accountants for the fiscal year ending December 31, 2021.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF MARCUM AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

20

FUTURE STOCKHOLDER PROPOSALS

The Board of Directors has not yet determined the date on which the next Annual Meeting of Stockholders will be held. Stockholders may submit proposals on matters appropriate for stockholder action at an Annual Meeting of Stockholders in accordance with the rules and regulations adopted by the SEC. Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the next Annual Meeting of Stockholders will be included in our proxy statement and related proxy card if it is received by us by January 4, 2022 and if it complies with SEC rules regarding inclusion of proposals in proxy statements, including Rule 14a-8 promulgated under the Exchange Act. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by certified mail, return receipt requested.

Other deadlines apply to the submission of stockholder proposals for the next Annual Meeting of Stockholders that are not required to be included in our proxy statement under SEC rules. With respect to these stockholder proposals for the next Annual Meeting of Stockholders, a stockholder’s notice must be received by us a reasonable time before we begin to print and send our proxy materials. The form of proxy distributed by the Board for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the Annual Meeting of Stockholders will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.

EXPENSES AND SOLICITATION

We will bear the costs of printing and mailing proxies. In addition to soliciting our stockholders by mail or through our regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have shares of our Common Stock registered in the name of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some our stockholders following the original solicitation.

OTHER BUSINESS

The Board knows of no other items that are likely to be brought before the meeting except those that are set forth in the foregoing Notice of Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated on the enclosed proxy will vote in accordance with their judgment on such matters.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be accessed at www.sec.gov. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting the Company’s Secretary at 101 Bilby Road, Suite 15, Building 2, Hackettstown, NJ 07840, telephone: (908) 852-3700.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card.

May 4, 2021	By Order of the Board of Directors,

/s/ Susan Swenson
	Name:	Susan Swenson
	Title:	Chairman of the Board of Directors

21

17930_VisLink Notice Front

VISLINK TECHNOLOGIES, INC.
c/o Continental Proxy Services
1 State Street, New York, NY 10004

You May Vote Your Proxy When You View The Material On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares.

VISLINK TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on
June 21, 2021

*Stockholders are cordially invited to attend the Annual Meeting and to vote on the Internet or any Mobile device.

Dear Stockholder,

The 2021 Annual Meeting of Stockholders of Vislink Technologies, Inc. (the "Company") will be conducted online. You will be able to attend the annual meeting, vote your shares electronically and submit your questions during the live webcast of the meeting being held on June 21, 2021, at 9:00 a.m. Eastern Time by visiting **https://www.cstproxy.com/vislink/2021**.

Proposals to be considered at the Annual Meeting:

(1) The election of six nominees to serve as directors on the Board of Directors;

(3) To address such other matters as may properly come before the 2021 annual meeting or any adjournment or postponement thereof.

The Board of Directors recommends a vote "FOR" the nominees under Proposal 1, and "FOR" Proposal 2.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the proxy card.

Vote Your Proxy on the Internet:

Go to http://www.cstproxyvote.com
Have your notice available when you access the above website. Follow the prompts to vote your shares.

To view the Proxy Materials and attend the annual meeting, please go to: https://www.cstproxy.com/vislink/2021

CONTROL NUMBER

17930_VisLink Notice Back

VISLINK TECHNOLOGIES, INC.

The following Proxy Materials are available to you to review at: **https://www.cstproxy.com/vislink/2021**

- the Company's Annual Report for the year ended December 31, 2020.
- the Company's 2021 Proxy Statement.
- the Proxy Card.
- any amendments to the foregoing materials that are required to be furnished to stockholders.

This is not a ballot. You cannot use this notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you would like to receive a paper or e-mail copy of these documents, you must request one. There is no charge for such documents to be mailed to you. Please make your request for a copy as instructed below on or before June 11, 2021 to facilitate a timely delivery. You may also request that you receive paper copies of all future proxy materials from the Company.

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically. You must reference your Control number.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call 917-262-2373, or

By logging on to https://www.cstproxy.com/vislink/2021 or

By email at: proxy@continentalstock.com

Please include the company name and your control number in the subject line.